STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

August 30, 2007

Job Number: C20070830-0060
Reference Number: 00001501652-10
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C333-1999-001	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

Articles of Incorporation
(PURSUANT TO NRS 78)
STATE OF NEVADA
Secretary of State

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JAN 08 1999

(For filing office use) C33399

Dean Heller

DEAN HELLER, SECRETARY OF STATE

Filing fee: $225
Receipt #: OM

(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)

1. **NAME OF CORPORATION:** Aviation Upgrade Technologies, Inc.
2. **RESIDENT AGENT:** (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: Melanie Scott

Street Address: 750 Royal Crest Circle #325 Las Vegas NV 89109
Street No. Street Name City Zip

3. **SHARES:** (number of shares the corporation is authorized to issue)
Number of shares with par value: 100,000,000 Par value: .001 Number of shares without par value: 0
4. **GOVERNING BOARD:** shall be styled as (check one): X Directors ____ Trustees
The FIRST BOARD OF DIRECTORS shall consist of 1 members and the names and addresses are as follows (attach additional pages if necessary):

Torbjörn B. Lundqvist — Name — 24040 Camino Del Avion #A 303 Monarch Beach, CA 92629 — Address — City/State/Zip

Name ____ Address ____ City/State/Zip ____

5. **PURPOSE** (optional– see reverse side): The purpose of the corporation shall be:

6. **OTHER MATTERS:** This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached ____
7. **SIGNATURES OF INCORPORATORS:** The names and addresses of each of the incorporators signing the articles: (Signatures must be notarized.)
(Attach additional pages if there are more than two incorporators.)

Torbjörn B. Lundqvist Name (print)	Name (print)
24040 Camino Del Avion #A303 Monarch Beach CA 92629 Address City/State/Zip	Address City/State/Zip
X [signature] Signature	Signature
State of Nevada County of Clark	State of ____ County of ____
This instrument was acknowledged before me on 1/7, 1999, by Torbjörn B. Lundqvist Name of Person as incorporator of Aviation Upgrade Technologies, Inc. (name of party on behalf of whom instrument was executed)	This instrument was acknowledged before me on ____, 19__, by ____ Name of Person as incorporator of ____ (name of party on behalf of whom instrument was executed)
[signature] Notary Public Signature (affix notary stamp or seal) — STATE OF NEVADA MELANIE BETH SCOTT	Notary Public Signature (affix notary stamp or seal)

RECEIVED
JAN 08 1999
SECRETARY OF STATE

8. **CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT**
I, Melanie Scott hereby accept appointment as Resident Agent for the above named corporation.

[signature]
Signature of Resident Agent

1/7/99
Date